UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                         ______________________________

                                    FORM 8-K
                            _________________________

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                OCTOBER 6,  2004




                                 PIZZA INN, INC.
                                 ---------------
             (Exact name of Registrant as specified in its charter)


                              MISSOURI          47-0654575
                       ---------------          ----------
            (State or other jurisdiction of          (I.R.S. Employer
            incorporation  or  organization)       Identification  No.)
                                       0-12919
                                       -------
                                      Commission
                                     File Number

                               3551 PLANO PARKWAY
                      THE COLONY, TX  75056          75056
                                                     -----
           (Address of principal executive offices)          (Zip Code)
                                                             ----------



       Registrant's telephone number, including area code:  (469) 384-5000




    (Former name, former address and former fiscal year, if changed since last report)

ITEM  8.01.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

     On October 4, the Executive Committee of the Board of Directors of Pizza Inn, Inc. approved the filing of a complaint against the law firm of Akin Gump Strauss Hauer & Feld, the company's former counsel, and J. Kenneth Menges, Jr., one of the firm's partners. The complaint alleges that the firm, and Mr. Menges, who provided advice to the company's board of directors and senior management, breached their fiduciary duties to the company and its shareholders by acting in concert with the company's former general counsel, B. Keith Clark, and certain other executive officers to put into place certain employment contracts and bylaw amendments immediately prior to the company's 2002 annual meeting of shareholders. The company is currently engaged in arbitration proceedings with Mr. Clark concerning the severance provisions of his employment agreement.






SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PIZZA  INN,  INC.



Date:  October  6,  2004                    By: /s/ Ronald W. Parker
                                   Ronald  W.  Parker,  Chief  Executive Officer